UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	November 30, 2004

Quanta Services, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	1-13831	74-2851603
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1360 Post Oak Boulevard, Suite 2100, Houston, Texas		77056
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(713) 629-7600

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

Thomas J. Sikorski resigned as a director of Quanta Services, Inc. ("Quanta") effective as of November 30, 2004. Mr. Sikorski was designated for election to Quanta's board by First Reserve Fund IX, L.P. ("First Reserve") in connection with First Reserve's initial investment in Quanta, and Mr. Sikorski's resignation follows First Reserve's recent sale of 20,125,000 shares of Quanta's common stock. As a result of the sale, First Reserve owns approximately 16.3% of Quanta's outstanding common stock. First Reserve retains the contractual right to designate one director for election to Quanta's board so long as it owns between 10% and 20% of Quanta's outstanding common stock. Ben A. Guill serves as First Reserve's current designee to Quanta's board of directors.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Quanta Services, Inc.

November 30, 2004	By:	Dana A. Gordon

Name: Dana A. Gordon
Title: Vice President - General Counsel